UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 24, 2014 (July 15, 2014)

QUANTUM MATERIALS CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-146533	20-8195578
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3055 Hunter Road San Marcos, TX	78666
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  214-701-8779

 (Former name or former address, if changed since last report)
[Missing Graphic Reference]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 15, 2014, the Board of Directors agreed to accept Dr. Michael Wong’s resignation from the Board and to simultaneously appoint Dr. Wong to the Company’s new Scientific Advisory Board in which Dr. Ghassan Jabbour, a director, will act as its Chairman. On the same date, John Heaton was elected to the Board of Directors to replace Dr. Wong on the Board.  Recently the Company also elected to the Board, Ray Martin. Reference is made to the Press Release filed as Exhibit 99.1 for the biographical information of Messrs. Heaton and Martin.

Item 8.01    Other Events

On July 15, 2014, the Board of Directors formed a Scientific Advisory Board consisting of three members, including, Dr. Ghassan Jabbour, a director of the Company, Dr. Michael Wong, a former director of the Company and Tomio Gotoh. Reference is made to Exhibit 99.1 for a description of Mr. Gotoh’s biography.

Item 9.02   Exhibits

Exhibit 99.1 – Press Release dated July 22, 2014. (filed herewith)

SIGNATURES

QUANTUM MATERIALS CORP.
(Registrant)

Dated: July 24, 2014	By:	/s/ Stephen Squires
Stephen Squires, Chief Executive Officer

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